SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 30, 2007

BUFFETS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	333-116897 (Commission File Number)	22-3754018 (IRS Employer Identification No.)
1460 BUFFET WAY EAGAN, MINNESOTA (Address of principal executive offices)	55121 (Zip Code)
Registrant’s telephone number, including area code: (651) 994-8608

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

       (c) and (e)

On November 13, 2007, the Boards of Directors of Buffets and Buffets Holdings appointed Steven R. Layt as Chief Operating Officer of both companies, effective December 31, 2007. The press release issued by the Company announcing this appointment is attached as Exhibit 99.1 to this report. Mr. Layt, age 35, has served as Franchise Head Coach for Yum! Brands’ Pizza Hut Division since January 2007 with responsibility for overseeing approximately 2,300 Pizza Hut Restaurants in the Eastern United States. From January 2006 to January 2007 Mr. Layt was Pizza Hut’s Franchise Business Director for Northeast Operations and prior to that served as Yum! Brands’ Director of Restaurant Excellence worldwide from 2003 to 2006. Mr. Layt has over 19 years of restaurant industry experience.

A compensation package consisting of base salary, non-equity incentive compensation, equity incentive compensation and other benefits was approved by the Board of Directors and granted to Mr. Layt in his capacity as Chief Operating Officer of the Company. Mr. Layt’s initial annualized base salary will be $380,000 and he will be eligible under two non-equity incentive compensation programs. Mr. Layt has also been deemed eligible to participate in the Enterprise Equity Value Growth Bonus Plan (the “Plan”) described in the report on Form 10-K filed by Buffets Holdings, Inc. on September 25, 2007. Mr. Layt’s “participation percentage,” under the plan will be 70% in the current fiscal year. He will also be eligible for a discretionary bonus based upon his personal performance not to exceed $120,000.

Subject to the approval of the Company’s Board of Directors, Mr. Layt will receive equity incentive compensation under the Company’s Equity Participation Plan or according to a Phantom Incentive Unit Award. Both plans are described in the September 25, 2007 10-K. It is anticipated that Mr. Layt will receive awards equivalent to approximately 1% of the outstanding shares of Buffets Restaurants Holdings, Inc. shortly after his employment and another 0.25% within 12 months thereafter.

Mr. Layt will be eligible to enter into a Severance Protection Agreement similar to those covering the other executive officers of the Company, with a severance protection period of 52 weeks. He will also be eligible for a $10,000 annual car allowance and other perquisites extended to officers of the Company as described in the September 25, 2007 10-K. Mr. Layt will be reimbursed for certain relocation expenses including closing costs associated with his relocation to the Minneapolis / St. Paul metropolitan area.

Item 9.01(c). Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 Press release of Buffets Holdings, Inc., dated November 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 30, 2007

BUFFETS HOLDINGS, INC.

By:	/s/ A. Keith Wall
Name: A. Keith Wall
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Buffets Holdings, Inc., dated November 30, 2007